UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 27, 2010

QUIDEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court, San Diego CA	92121

(Address of Principal Executive Offices)	(Zip Code)
(858) 552-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
     On September 27, 2010, Quidel entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of October 8, 2008, by and among Quidel, certain lenders from time to time a party thereto, and Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer (the “Credit Agreement”). The Amendment waives Quidel’s compliance with the Funded Debt to EBITDA Ratio and Interest Coverage Ratio (as those terms are defined in the Credit Agreement) for the measurement date occurring on December 31, 2010. The Amendment also increases the applicable interest rate under the Credit Agreement by 50 basis points commencing on the date of the Amendment until Quidel delivers its compliance certificate for the first quarter of 2011 showing compliance with both covenants. As of the date of the Amendment, Quidel was in compliance with both the Funded Debt to EBITDA Ratio and Interest Coverage Ratio and Quidel anticipates being in compliance with both covenants as of the next measurement date occurring on September 30, 2010.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

ITEM 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Second Amendment to Credit Agreement, dated as of September 27, 2010, by and among Quidel Corporation, the financial institutions listed on the signature pages thereof and Bank of America, N.A., as agent for the lenders, and each of the guarantors listed on the signature pages thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 28, 2010

QUIDEL CORPORATION
/s/ John M. Radak
By: John M. Radak
Its: Chief Financial Officer

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